TRANSITION & SERVICES AGREEMENT THIS TRANSITION & SERVICES AGREEMENT (this “Agreement”) is made by and between Eric Hart (“Employee”) and Expedia Inc., a Washington corporation (the “Company”) (collectively referred to herein as the “Parties” or individually referred to as a “Party”). RECITALS A. Employee is employed by the Company, a wholly-owned subsidiary of Expedia Group, Inc. (“Parent”), pursuant to that certain Amended and Restated Employment Agreement by and between Employee and the Company, dated as of November 1, 2019 (the “Employment Agreement”); B. Employee has agreed to be bound to those certain restrictive covenants and other obligations set forth in Section 2 of the Standard Terms and Conditions affixed to the Employment Agreement (the “Employment Agreement Covenants”); C. Employee currently serves on the Supervisory Board of Directors of Trivago N.V. (“Trivago”) (the “Trivago Board”); D. Employee currently serves on the Board of Directors of Global Business Travel Group, Inc. (“GBT”) (the “GBT Board”); E. Employee has previously been granted the awards of stock options (“Options”), restricted stock units (“RSUs”) and performance stock units (“PSUs”), each covering shares of Parent’s common stock, set forth on Exhibit A hereto (as may be updated to reflect the number of outstanding Options, RSUs and/or PSUs as of the Separation Date (as defined below)) (such awards of Options, RSUs and PSUs, collectively, the “Awards”), pursuant to the Fifth Amended and Restated Expedia Group, Inc. 2005 Stock and Annual Incentive Plan (as may be amended and/or amended and restated from time to time, the “Equity Plan”) and applicable award agreements between Employee and Parent that evidence the grant of such Awards (the “Award Agreements”); F. Employee and the Company have mutually agreed to terminate Employee’s employment with the Company as provided herein, effective October 1, 2022 (the “Separation Date”); G. In connection with and following Employee’s termination of employment, the Company wishes to continue to secure the services of Employee, and Employee wishes to continue to serve, (i) as a member of the Trivago Board and (ii) as a member of the GBT Board, in each case, on the terms and conditions set forth herein, effective as of the Separation Date (such services, together, the “Board Services”); and H. The Parties wish to provide for the smooth transition of Employee’s duties and responsibilities, to provide separation pay to ease Employee’s transition from the Company, and to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company Group (as defined below). In consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

2 1. Separation from Service; Company Property. a. Separation; Transition. Except as expressly provided in Section 1(d) below, on the Separation Date (i) Employee’s employment and any other service relationships (if any) (collectively, “Service”) with the Company, Parent and any and all of their respective subsidiaries and affiliates (together, the “Company Group”) shall terminate, and (ii) Employee shall cease to be an employee and, if applicable, officer or other Service provider of each member of the Company Group. From the date hereof through and including the Separation Date, Employee shall remain in employment with the Company on the same terms and subject to the same conditions as currently in effect, including cash compensation, incentive equity vesting and participation in benefits programs. For clarity, Employee acknowledges and agrees that nothing contained in this Section 1(a) or otherwise in this Agreement shall constitute or give rise to “good reason” or any similar concept under the Employment Agreement or any other agreement with Employee or entitle Employee to any severance or separation payments or benefits except as expressly provided in this Agreement. b. Termination of Employment Agreement. Effective as of the Separation Date, except as otherwise expressly provided herein, the Employment Agreement and any other employment, service or other agreements between Employee and the Company, Parent or other member of the Company Group shall terminate, and neither Employee nor the Company, Parent (or such other member of the Company Group, as applicable) shall have any further rights or obligations thereunder. Notwithstanding the foregoing, subject to Section 6 below, the termination of the Employment Agreement and Employee’s Service thereunder did not and shall not terminate or abridge the Parties’ applicable rights and obligations under the Employment Agreement Covenants or any other Restrictive Covenants (as defined below), each of which, subject to their applicable terms and conditions, shall survive such termination and shall remain in full force and effect. c. Return of Company Property. No later than the Separation Date, or any earlier date on which the Company so requests, Employee hereby acknowledges and agrees to return to the Company any and all property and equipment of the Company Group, including, without limitation: (i) all keys, files, lists, books and records (and copies thereof) of, or in connection with, the Company Group’s business, equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, and pagers), access or credit cards, Company identification, and all other property belonging to the Company Group in Employee’s possession or control; and (ii) all documents and copies, including hard and electronic copies, of documents in Employee’s possession relating to any Confidential Information (as defined in the Employment Agreement), including without limitation, internal and external business forms, manuals, correspondence, notes and computer programs, and that Employee has not made or retained, and shall not make or retain, any copy or extract of any of the foregoing; provided, however, that notwithstanding the foregoing, Employee may retain Employee’s cell phone (and corresponding cell phone number) and his Outlook contacts and calendar (together, the “Retained Property”), to the extent that such Retained Property does not contain any Confidential Information (and Employee agrees to permit the Company to examine such Retained Property and remove any such Confidential Information). d. Board Services. i. Trivago Board. A. General. Notwithstanding the foregoing or anything to the contrary contained herein, and except as set forth in Section 1(d)(i)(B) below, Employee agrees to continue to serve in good faith and perform all duties and responsibilities in his capacity as a member of the Trivago Board on such terms and conditions as applicable to other non-employee directors of the Trivago Board generally until the expiration of Employee’s term as a director on the Trivago Board, unless removed earlier in accordance with the Trivago Board’s applicable governing documents. B. Compensation. In consideration of Employee’s Board Services on the Trivago Board, the Company shall cause Trivago to (i) pay you an annual director fee in the amount

3 of $250,000 , payable at such times and in such manner as director fees are paid to other non-employee directors of the Trivago Board generally and pro-rated for any partial year of service (the “Cash Fees”); and (ii) grant you an option to purchase shares of Trivago common stock with an aggregate value of $1,000,000 ( as determined by the Trivago Board) (the “Trivago Award”). The Trivago Award shall be granted to Employee on or as soon as reasonably practicable following the date of this Agreement and the Cash Fees shall be paid to Employee on or as soon as reasonably practicable following the 2023 annual meeting of Trivago’s stockholders (but, in no event later than December 31, 2023), in each case, subject to approval by the Trivago Board and the Trivago stockholders and further subject to Employee’s continued service on the Trivago Board through January 15, 2023. The Award will vest quarterly based on Employee’s continued Board Service on the Trivago Board following the grant date over a period determined by the Trivago Board, but not to exceed three (3) years in any event, provided, that the Trivago Award shall vest in full (to the extent then-outstanding and unvested) upon the occurrence of a “change in control” of Trivago (to be defined in the applicable Trivago Award agreement in a manner consistent with how such term is defined in award agreements with Trivago senior executives), and will be subject to customary terms and conditions as set forth in an award agreement evidencing the Trivago Award. The Trivago Award will be subject to and governed in all respects by the terms and conditions contained in the Trivago N.V. 2016 Omnibus Incentive Plan and such Trivago Award agreement. ii. GBT Board. A. General. Notwithstanding the foregoing or anything to the contrary contained herein, Employee agrees to continue to serve in good faith and perform all duties and responsibilities in his current capacity as a member of the GBT Board on such terms and conditions as applicable to other non-employee directors of the GBT Board generally until the expiration of Employee’s term as a director on the GBT Board, unless removed earlier in accordance with the GBT Board’s applicable governing documents. B. Compensation. In consideration of Employee’s Board Services on the GBT Board, effective as of the Separation Date, Employee shall be eligible to receive such cash fees and/or equity or equity-based incentives as provided to other non-employee directors of the GBT Board generally under the GBT Non-Employee Director Compensation Policy from time to time. iii. Independent Contractor Status. The Parties hereto acknowledge and agree that, following the Separation Date (including during the term of Employee’s Board Services), Employee is and shall be solely an independent contractor and neither Employee nor any principal, employee or contractor of Employee shall be construed to be an employee of the Company, Trivago or GBT in any matter under any circumstances or for any purposes whatsoever. Nothing in this Agreement shall establish an agency, partnership, joint venture or employee relationship between the Company, Trivago or GBT and Employee, and Employee shall not represent himself as an employee or officer of the Company, Trivago or GBT. The Company and Employee agree and acknowledge that neither party hereto renders legal, tax or accounting advice to the other party. Without limiting the generality of the foregoing, neither the Company, Trivago nor GBT (i) shall pay, on the account of Employee or any principal, employee or contractor of Employee, any unemployment tax or other taxes required under the law to be paid with respect to employees and shall not withhold any monies from the fees payable pursuant to this Section 1(d) for income or employment tax purposes, and (ii) shall provide Employee or any principal, employee or contractor of Employee with, and no such individual shall be eligible to receive from any such entity, any plan benefits, including without limitation, any pension, health, welfare, retirement, workers’ compensation or other insurance benefits. Employee shall be solely responsible for all taxes arising in connection with any fees or other compensation paid to Employee under this Section 1(d), including without limitation any and all federal, state, local and foreign income and employment taxes.

4 iv. Indemnification. Employee agrees to indemnify and hold harmless the Company and its directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any grossly negligent, reckless or intentionally wrongful act of Employee, (ii) any breach by the Employee of any of the Restrictive Covenants, or (iii) any failure of Employee to perform the Board Services in accordance with all applicable laws, rules and regulations. 2. Severance. a. Payment of Severance Benefits. Subject to Section 11 below, in consideration of, and subject to and conditioned upon, Employee’s: (i) continued employment with the Company on the terms set forth herein through the Separation Date; (ii) continued compliance with the terms and conditions of this Agreement (including without limitation, with regard to the Restrictive Covenants and Board Services); and (iii) timely execution (within twenty-one (21) days following the Separation Date) and non-revocation of the general release and waiver set forth on Exhibit B hereto (the “Second Release” and, together with the Initial Release (as defined below), the “Releases”), then, in addition to the Accrued Obligations (as defined below), the Company shall pay or provide Employee the following (collectively, the “Severance Benefits”): ii. Salary Severance. The Company shall pay Employee cash severance in the amount of $950,000, representing the equivalent of twelve (12) months of Employee’s base salary, less applicable tax withholding and deductions (the “Salary Severance”), payable in substantially equal biweekly installments in accordance with the Company’s regular payroll practices over the twelve (12)-month period following the Separation Date (the “Severance Period”), with the first installment payment to be made on the first regularly scheduled Company payroll date (the “First Payroll Date”) following the date on which the Second Release becomes effective and irrevocable (the “Release Effective Date”), with any such amounts otherwise payable prior to the First Payroll Date to be paid instead on such First Payroll Date; provided, that notwithstanding the foregoing, if the period during which Employee is entitled to consider and/or revoke the Second Release spans two (2) calendar years, then in no event shall the First Payroll Date occur prior to the first regularly scheduled Company payroll date occurring in the latter such calendar year. iii. COBRA Payment. In addition to the Salary Severance, the Company shall pay Employee additional cash severance in the amount of $25,706, representing the approximate cost of the premiums for twelve (12) months of healthcare benefits premiums under Section 4980B (“COBRA”) of the Internal Revenue Code of 1986 (as amended, the “Code”) based on Employee’s elections as in effect on the Separation Date, less applicable tax withholding and deductions, payable in a single lump sum cash payment on the First Payroll Date (the “COBRA Benefit”). iv. Equity Treatment. With respect to Employee’s Awards, a complete and accurate list of which is set forth on Exhibit A hereto, notwithstanding anything to the contrary contained in the Award Agreements, Equity Plan, Employment Agreement or otherwise (including, for clarity and without limitation, the definition of “Termination of Employment” contained in the Equity Plan): A. Stock Options. With respect to each outstanding Award of Options set forth on Exhibit A hereto (i.e., all Options held by Employee as of the Separation Date, all of which, for clarity, have vested in full) the number of shares of Parent common stock listed as “Vested Options” on Exhibit A, may be exercised for shares of Parent common stock in accordance with the timing and other requirements set forth on Exhibit A hereto or otherwise in the applicable Award Agreement, but in no event beyond the expiration date applicable to the Option(s).

5 B. Restricted Stock Units. With respect to each outstanding Award of RSUs set forth on Exhibit A hereto (i.e., all RSUs held by Employee as of the Separation Date), subject to and conditioned upon each Release becoming effective in accordance with its terms, effective as of the Separation Date, the number of RSUs listed as “Accelerating RSUs” on Exhibit A shall accelerate and vest in full, and the remaining number of RSUs subject to such Award (if any) listed as “Forfeited RSUs” on Exhibit A shall automatically and without any further action by the Parties hereto or payment in respect thereof be cancelled and terminated on the Separation Date. The Accelerating RSUs (if any) shall be settled in shares of Parent common stock in accordance with the timing and other requirements set forth in the applicable Award Agreement. C. Performance Stock Units. With respect to each outstanding Award of PSUs set forth on Exhibit A hereto, subject to and conditioned upon each Release becoming effective in accordance with its terms, effective as of the Separation Date, (i) the number of PSUs listed as “Accelerating PSUs” on Exhibit A shall accelerate and vest in full (and be settled currently in accordance with the timing applicable to vested PSUs under the Award Agreement); (ii) the number of PSUs listed as “Adjusted Target PSUs” on Exhibit A shall remain outstanding and eligible to vest in the amounts and upon attainment of applicable performance-vesting criteria as set forth in (and in accordance with) the applicable Award Agreement (except as otherwise set forth herein); and (iii) the remaining number of PSUs subject to such Award (if any) listed as “Forfeited PSUs” on Exhibit A shall automatically and without any further action by the Parties hereto or payment in respect thereof be cancelled and terminated on the Separation Date. A percentage of the Adjusted Target PSUs as set forth on Exhibit A as “Vesting Percentages” shall be settled in shares of Parent common stock (based on the level of at which the applicable performance-vesting criteria are attained) in accordance with the timing and other requirements set forth in the applicable Award Agreement, as modified by Exhibit A (if applicable), and any remaining Adjusted Target PSUs (or percentage thereof) shall be forfeited without payment in accordance with the applicable Award Agreement if and to the extent applicable performance goals are not attained at 100%. For clarity, except as expressly provided herein, the Adjusted Target PSUs shall continue to be governed by the terms of the applicable Award Agreement. b. Offset. Notwithstanding the foregoing or anything to the contrary herein or in any other agreement (including for clarity the Employment Agreement), Employee acknowledges and agrees that the Company may, to the maximum extent permitted by law, offset any portion of the Salary Severance and/or COBRA Benefit dollar-for-dollar by any compensation, benefits or other payments received by or paid to Employee in respect of any employment, consulting, or other paid service role with an entity other than Trivago, GBT or any other member of the Company Group (“Subsequent Service”) provided during the Severance Period. Employee agrees to provide the Company with written notice in advance of commencing any Subsequent Service setting forth all compensation (including cash and non-cash compensation), benefits or other payments or perquisites for which Employee will be eligible in connection with the Subsequent Service (the “Subsequent Service Notice”). Employee further acknowledges and agrees that to the extent Employee fails to timely provide to the Company any Subsequent Service Notice in accordance with this Section 2(b), any portion of the Severance Benefits paid or provided to Employee on or after the date on which any Subsequent Service commences shall be (i) recoupable by the Company against any then-unpaid portion of the Severance Benefits or (ii) otherwise repaid by Employee to the Company immediately upon demand therefor. c. Acknowledgements. Employee acknowledges and agrees that Employee’s sole rights to severance or similar pay or benefits from any member(s) of the Company Group are contained exclusively in this Agreement from and after the date hereof, and that if Employee resigns employment prior to the Separation Date, Employee shall not be entitled to the Severance Benefits provided herein (or any other severance payments or benefits). Employee further acknowledges and agrees that, notwithstanding anything herein to the contrary, (i) if Employee terminates employment prior to the Separation Date for any reason other than due to a termination by the Company without Cause (as defined in the Employment Agreement) and/or materially breaches any terms of this Agreement or the Employment Agreement (including, without limitation, the Restrictive Covenants); and/or (ii) if Employee declines to timely execute and deliver to the Company (or

6 revokes) either Release, then, in any of the foregoing cases, any unpaid portion of the Severance Benefits (including any unpaid Award) shall be forfeited by Employee upon such breach or failure to sign/revocation (as applicable), and any portion of the Severance Benefits paid or provided to Employee on or after the date of any such breach or failure to sign/revocation (as applicable) shall be repaid by Employee to the Company immediately upon demand therefor. d. Tax Withholding and Other Deductions. All payments payable to Employee hereunder shall be subject to all tax withholding and deductions required to be administered by any member of the Company Group pursuant to applicable law, governmental regulation or order, and each member of the Company Group shall be entitled to deduct and withhold any and all such taxes from such amounts payable hereunder. 3. Benefits. Employee’s health insurance benefits as in effect on the date hereof shall cease on the last day of the month in which the Separation Date occurs, subject to Employee’s right to continue Employee’s health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date. 4. Payment of Salary and Receipt of All Benefits. The Company Group shall pay to Employee, on or within thirty (30) days after the Separation Date (or such earlier date as may be required by applicable law), the aggregate amount of (i) Employee’s earned but unpaid base salary through the Separation Date; (ii) any unreimbursed business expenses incurred and substantiated by Employee in accordance with Company policy prior to the Separation Date (if any); and (iii) any accrued but unpaid vacation/paid time off (collectively, the “Accrued Obligations”). Except as expressly provided herein, other than the Accrued Obligations (and any vested health or retirement benefits under applicable Company benefit plans, if any, which shall be governed in accordance with the terms of the applicable plan(s)), Employee is not entitled to any further payments in connection with or in respect of Employee’s Service with the Company Group or the termination thereof. 5. Initial Release of Claims. a. For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby releases and forever discharges the Company, Parent or other member of the Company Group and their respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, the “Releasees”) from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, which Employee now has or may hereafter have against any of the Releasees arising from any omissions, acts, facts, damages or otherwise that have occurred up until and including the date Employee signs this Agreement, including, without limitation: i. any and all claims relating to or arising from Employee’s employment or other Service with the Company or other Releasee or the termination of such employment or other Service; ii. any and all claims relating to, or arising from, fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law, wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or

7 intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, disability benefits, conspiracy, failure to accommodate disability (including pregnancy), and failure to pay wages, benefits, vacation pay, severance pay, commissions, equity, attorneys’ fees, or other compensation of any sort; and iii. any and all claims under any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the False Claims Act, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act of 1993, the Immigration Reform and Control Act, the National Labor Relations Act, Washington State Law Against Discrimination, as amended, Wash. Rev. Code § 49.60.010 et seq.; Washington Equal Pay Law, as amended, Wash. Rev. Code § 49.12.175; Washington Sex Discrimination Law, Wash. Rev. Code § 49.12.200; Washington Age Discrimination Law, Wash. Rev. Code § 49.44.090; Washington Family Care Act, Wash. Rev. Code §§ 49.12.265 to 49.12.295; Washington Parental Leave Discrimination Law, Wash. Rev. Code § 49.12.360; Washington Minimum Wage Act, Wash. Rev. Code § 49.46.005 et seq.; Washington Wage, Hour, and Working Conditions Law, Wash. Rev. Code §§ 49.12.005 to 49.12.170; Washington Wage Payment and Collection Law, Wash. Rev. Code § 49.48.010 et seq. Notwithstanding the foregoing, the general release and waiver contained in this Section 5 (this, “Initial Release”) shall not operate to release any rights or claims of Employee (i) to the Severance Benefits; (ii) to accrued or vested benefits Employee may have, if any, as of the date hereof (or as of the Separation Date) under any applicable health or retirement employee benefit plan of the Company; (iii) to indemnification pursuant to the Articles or Bylaws of the Company, as applicable, or applicable law; (iv) to assert claims for workers’ compensation or unemployment benefits, (v) to bring to the attention of the Equal Employment Opportunity or similar governmental body claims of discrimination, harassment or retaliation; provided, however, that Employee does release Employee’s right to secure damages for any alleged discriminatory, harassing or retaliatory treatment; (vi) to any right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator; or (vii) to assert any other rights that may not be waived by an employee under applicable law. Employee agrees that this Initial Release shall be and remain in effect in all respects as a complete general release as to the matters released. EMPLOYEE ACKNOWLEDGES THAT HE OR SHE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” EMPLOYEE, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE OR SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT. b. Acknowledgment of Waiver of Claims under ADEA; Review and Revocation Period. In consideration of the payments and benefits described herein, including without limitation the Severance Benefits, Employee acknowledges and agrees that Employee is knowingly and voluntarily waiving and

8 releasing all claims Employee has or may have against the Releasees as set forth herein, including, without limitation, all claims arising under the Older Workers’ Benefit Protection Act and the Age Discrimination in Employment Act of 1967 (“ADEA”). Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee is hereby advised by this writing that: i. Employee should consult with an attorney prior to executing this Agreement; ii. Employee has read the terms of this Agreement, and understands its terms and effects, including the fact that Employee agreed to release and forever discharge the Company and each of the Releasees, from any claims released in this Release; iii. Employee understands that, by entering into this Agreement, Employee does not waive any claims that may arise after the date of Employee’s execution of this Agreement, including without limitation any rights or claims that Employee may have to secure enforcement of the terms and conditions of this Release; iv. Employee has twenty-one (21) days within which to review and consider this Agreement; and v. Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Release, and this Release shall not become effective until after such revocation period has expired. In the event Employee signs this Agreement and returns it to the Company in less than the twenty-one (21)-day period identified above, Employee hereby acknowledges that Employee had sufficient time to consider this Agreement and to consult with counsel, that Employee does not desire additional time and has freely and voluntarily chosen to waive the remainder of such period allotted for considering this Agreement. This Initial Release will become effective on the eighth (8th) day after Employee signs this Agreement, so long as it has not been revoked by Employee before that date. Employee acknowledges and understands that revocation of this Initial Release must be accomplished by a written notification to Barrie Stone at bstone@expediagroup.com on or before 5:00 p.m. Pacific time on the seventh (7th) day after this Agreement is executed by Employee. If Employee revokes this Initial Release in accordance herewith, the Parties acknowledge and agree that (i) the Company shall have no obligation to pay or provide any component of the Severance Benefits to Employee and Employee shall have no rights or interest in or with respect thereto, and (ii) the remainder of this Agreement shall otherwise remain in full force and effect (once executed by both Parties hereto), and that each Party has received adequate and valuable consideration in respect thereof. c. No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees. 6. Restrictive Covenants. In consideration of the Severance Benefits contemplated hereunder, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Employee hereby acknowledges and agrees to the obligations set forth in this Section 6 and that Employee shall continue to be bound by the Employment Agreement Covenants and any other restrictive covenants that Employee was subject to while an employee of the Company Group, if any (together with the obligations set

9 forth in this Section 6, collectively, the “Restrictive Covenants”), it being understood that the following covenants are in addition to, and not in limitation of, such other Restrictive Covenants applicable to Employee: a. Reserved. b. Trade Secrets and Confidential Information/Company Property. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by any member of the Company Group (with the exception of a copy of any employee handbook and personnel documents specifically relating to Employee), developed or obtained by Employee in connection with Employee’s Service, or otherwise belonging to any member of the Company Group. c. Cooperation. Subject to Section 6(d) below, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify in writing the Chief Legal Officer of Parent at 1111 Expedia Group Way W., Seattle, WA 98119 upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance. Employee acknowledges that in the course of Employee’s Service, it is possible Employee gained knowledge and experience and/or was a witness to events and circumstances that may arise in the defense or prosecution of subsequent legal proceedings involving any member of the Company Group. Employee agrees to cooperate fully with the Company and/or Parent, including without limitation providing truthful testimony and meeting promptly with Company counsel, and to timely appear upon reasonable request (subject to reasonable accommodation for Employee’s then-current commitments and obligations) as a witness and/or consultant in the defense or prosecution of any claims involving any member of the Company Group, including but not limited to any litigation, administrative actions or arbitrations. Any efforts undertaken by Employee at the Company’s request pursuant to this Section 6 shall be at the Company’s expense. If, following the Severance Period, the amount or duration of the time required by Employee to provide such cooperation and assistance (“Cooperation Efforts”) become significant (as determined in good faith by the Company, in consultation with Employee), the Company will remit payment to you, as an independent contractor, at the rate of $457 per hour, subject to Employee’s submission of an invoice setting forth the time incurred and a description of such Cooperation Efforts. For the avoidance of doubt, in no event shall Employee’s provision of any Board Services constitute Cooperation Efforts and, accordingly, Employee shall not be entitled to any additional compensation under this Section 6(c) for such Board Services. d. Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity (as defined in the Restrictive Covenants Agreement). Protected Activity includes filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Confidential Information to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any attorney-client privileged communications or attorney work product in respect of

10 any member of the Company Group. Any language in the Employment Agreement or in the Restrictive Covenants Agreement regarding Employee’s right to engage in any Protected Activity that conflicts with, or is contrary to, this Section 6 is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. e. Non-disparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Company agrees to use commercially reasonable efforts to cause its “named executive officers” (within the meaning of Item 402 of Regulation S-K) and members of the Board to refrain from any disparagement, defamation, libel, or slander of Employee. Employee shall direct any inquiries by potential future employers to the Company’s human resources department. f. Certain Acknowledgements. For the avoidance of doubt, the parties hereto acknowledge and agree that, notwithstanding anything herein to the contrary: (i) the Restricted Period (as defined in the Employment Agreement) shall commence on and including the Separation Date and shall end on the twelve (12)-month anniversary thereof or, if earlier, on the date on which the Company materially breaches and fails to promptly cure upon written notice thereof Section 2(a) of this Agreement and (ii) in no event shall Employee’s provision of any Board Services in accordance with the terms of this Agreement constitute a breach of any of the Restrictive Covenants. 7. Breach; Waiver. Without limiting the generality of anything herein, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, shall entitle the Company immediately to recover and/or cease providing any Severance Benefits otherwise payable to Employee under this Agreement and to obtain damages, except as provided by law, and any outstanding obligations of the Company hereunder shall immediately terminate, and the Company’s covenants hereunder shall be deemed null and void in their entirety. The failure to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or to affect the validity of this Agreement or the right of any Party to enforce this Agreement. 8. No Admission of Liability. Employee understands and acknowledges that with respect to all claims released herein (and in the Second Release), this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee unless such claims were explicitly not released by the release in this Agreement. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party. 9. Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement. 10. Tax Consequences. Neither the Company, Parent nor any other member of the Company Group makes any representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or

11 federal taxes on the payments and any other consideration provided hereunder and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. 11. Section 409A. a. General. It is intended that, to the extent applicable, this Agreement comply with, or be exempt from, Code Section 409A and the final Department of Treasury regulations and official guidance thereunder, including any such regulations or other such guidance that may be issued after the date hereof (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement as a series of installment payments is intended to constitute (and shall be treated as a right to) a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Notwithstanding any provision of this Agreement to the contrary, in the event that following the date hereof, the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company may adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Company determines are necessary or appropriate to preserve the intended tax treatment of the compensation and benefits payable hereunder, including without limitation actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A, provided, however, that this Section 11 does not, and shall not be construed so as to, create any obligation on the part of the Company or other member of the Company Group to adopt any such amendments, policies or procedures or to take any other such actions. In no event will any of the Releasees reimburse Employee (or otherwise be liable for) for any taxes, interest or penalties that are or may be imposed on Employee as a result of Section 409A or any corresponding provision of state or local law. b. Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no compensation or benefits shall be paid to Employee during the six (6)-month period following Employee’s “separation from service” with the Company (within the meaning of Section 409A) if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of Employee’s death), the Company shall pay Employee a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Employee during such period (without interest). 12. Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision and such action shall not affect the validity or enforceability of the remaining portions of this Agreement, which shall remain fully valid and enforceable. 13. Entire Agreement; Amendment. This Agreement, together with the Restrictive Covenants and applicable Award Agreements evidencing the portion of the Awards not otherwise forfeited hereunder (if any), represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement (including, for the avoidance of doubt, Employee’s employment with the Company Group and separation from the Company Group and the events leading thereto and associated therewith), and supersedes and replaces any and all prior agreements and understandings, whether oral or written, by the Company (or other member of the Company Group) and Employee, or any representative of the Company or Employee, concerning the subject matter of this Agreement (including, without limitation, the

12 Employment Agreement (other than the Employment Agreement Covenants, which shall continue in effect in accordance with their terms)), except as otherwise explicitly modified or superseded herein. This Agreement may only be amended in a writing signed by Employee and an authorized representative of the Company. 14. Governing Law. This Agreement shall be governed by the laws of the State of Washington, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of Washington. 15. Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com). 16. Voluntary Execution of Agreement. Employee acknowledges that: (a) Employee has read this Agreement in its entirety; (b) Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel; (c) Employee understands the terms and consequences of this Agreement and of the releases it contains; (d) Employee is fully aware of the legal and binding effect of this Agreement; and (e) Employee has not relied upon any representations or statements made by the Company, Parent or other member of the Company Group that are not specifically set forth in this Agreement. [Signature Page Follows]

[Signature Page to Transition & Services Agreement] IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below. EMPLOYEE, an individual Dated: September 14, 2022 /s/ Eric Hart Name: Eric Hart THE COMPANY Expedia, Inc. Dated: September 14, 2022 By: /s/ Robert Dzielak Name: Robert Dzielak Title: Chief Legal Officer

EXHIBIT A

Equity Award Treatment

Options

Award (1)	Grant Date	Exercise Price	Total Number of "Vested Options" Immediately Prior to Separation Date	Total Number of "Unvested Options" Immediately Prior to Separation Date	Number of "Accelerating Options"	Number of "Forfeited Options"
USA170028	2/28/17	$119.04	13,043	0	0	0
USA180033	3/2/18	$104.50	19,004	0	0	0

Restricted Stock Units

Award	Grant Date	Total Number of "Unvested RSUs" Immediately Prior to Separation Date	Number of "Accelerating RSUs"	Number of "Forfeited RSUs"
USA190031	2/28/19	508	508	0
USA194050	12/6/19	5,914	5,914	0
USA200005	2/28/20	4,753	3,169	1,584
USA204693	11/12/20	2,852	1,901	951
USA210081	2/25/21	10,826	4,331	6,495
USA202203148	3/21/22	11,194	3,198	7,996

Performance Stock Units

Award	Grant Date	Total Number of "Unvested PSUs" Immediately Prior to Separation Date	Number of "Accelerating PSUs"	Number of "Adjusted Target PSUs"	Number of "Forfeited PSUs"	Vesting Percentages of Adjusted Target PSUs
PERF20008A	2/28/20	6,338	3,169	3,169	0	0 – 200% (2)
PERF20052A	11/12/20	3,802	1,901	1,901	0	0 – 200% (2)
USA210100	2/25/21	17,321	0	11,547	5,774	0 – 200% (3)
USA202203180	3/21/22	12,793	0	4,264	8,529	0 – 200% (3)

(1) With respect to each Option, the Company and Employee acknowledge and agree that the number of Options listed as "Vested Options" have, as of the Separation Date, vested pursuant to their terms. The Vested Options may, in any case, be exercised for shares of Parent common stock during the eighteen (18)-month period following the Separation Date in accordance with the timing and other requirements set forth in the Employment Agreement and/or the applicable Award Agreement, but in no event beyond the expiration date applicable to the Option.

(2) For clarity: (i) Adjusted Target PSUs shall only vest if and to the extent that performance goals are attained at levels sufficient to exceed the 50% vesting level for the applicable Award prior to amendment under this Agreement; (ii) the 0% – 200% Vesting Percentage of the Adjusted Target PSUs applies solely to the Adjusted Target PSUs (not the original number of target PSUs as of the Grant Date) and shall correlate with the 50% – 150% vesting of the original Award, applied on a linear basis (i.e., no additional vesting credit shall arise based on performance up to the original 50% performance threshold, and for each percentage of attainment between 50% - 150% of the performance threshold, 2% of the Adjusted Target PSUs shall vest, such that 200% of the Adjusted Target PSUs vest at 150% performance attainment); and (iii) in no event shall the Adjusted Target PSUs vest as to more than 200% thereof. (3) For clarity: (i) the Vesting Percentage of the Adjusted Target PSUs applies solely to the Adjusted Target PSUs (not the original number of target PSUs as of the Grant Date); and (ii) in no event shall the Adjusted Target PSUs vest as to more than 200% thereof.

EXHIBIT B Supplemental Release 1. For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned (the “Employee”), on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby releases and forever discharges Expedia Inc., a Washington corporation (the “Company”), Expedia Group, Inc. (“Parent”) and any and all of their respective subsidiaries and affiliates and current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, the “Releasees”) from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, which Employee now has or may hereafter have against any of the Releasees arising from any omissions, acts, facts, damages or otherwise that have occurred up until and including the date Employee signs this “Release”, including, without limitation: a. any and all claims relating to or arising from Employee’s employment or other Service with the Company or other Releasee or the termination of such employment or other Service; b. any and all claims relating to, or arising from, fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law, wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, disability benefits, conspiracy, failure to accommodate disability (including pregnancy), and failure to pay wages, benefits, vacation pay, severance pay, commissions, equity, attorneys’ fees, or other compensation of any sort; and c. any and all claims under any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the False Claims Act, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act of 1993, the Immigration Reform and Control Act, the National Labor Relations Act, Washington State Law Against Discrimination, as amended, Wash. Rev. Code § 49.60.010 et seq.; Washington Equal Pay Law, as amended, Wash. Rev. Code § 49.12.175; Washington Sex Discrimination Law, Wash. Rev. Code § 49.12.200; Washington Age Discrimination Law, Wash. Rev. Code § 49.44.090; Washington Family Care Act, Wash. Rev. Code §§ 49.12.265 to 49.12.295; Washington Parental Leave Discrimination Law, Wash. Rev. Code § 49.12.360; Washington Minimum Wage Act, Wash. Rev. Code § 49.46.005 et seq.; Washington Wage, Hour, and Working Conditions Law, Wash. Rev. Code §§ 49.12.005 to 49.12.170; Washington Wage Payment and Collection Law, Wash. Rev. Code § 49.48.010 et seq. Notwithstanding the foregoing, this Release shall not operate to release any rights or claims of Employee (i) to the Severance Benefits (as defined in that certain Transition & Services Agreement, by and between the undersigned and the Company, dated as of September 14, 2022 (the “Transition Agreement”)), which payments and benefits are provided in exchange for this Release (among other good

Exhibit B-2 and valuable consideration); (ii) to accrued or vested benefits Employee may have, if any, as of the date hereof (or as of the Separation Date (as defined in the Transition Agreement)) under any applicable health or retirement employee benefit plan of the Company; (iii) to indemnification pursuant to the Articles or Bylaws of the Company, as applicable, or applicable law; (iv) to assert claims for workers’ compensation or unemployment benefits, (v) to bring to the attention of the Equal Employment Opportunity or similar governmental body claims of discrimination, harassment or retaliation; provided, however, that Employee does release Employee’s right to secure damages for any alleged discriminatory, harassing or retaliatory treatment; (vi) to any right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator; or (vii) to assert any other rights that may not be waived by an employee under applicable law. Employee agrees that this Release shall be and remain in effect in all respects as a complete general release as to the matters released. EMPLOYEE ACKNOWLEDGES THAT HE OR SHE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” EMPLOYEE, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE OR SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT. 2. Acknowledgment of Waiver of Claims under ADEA; Review and Revocation Period. In consideration of the payments and benefits described herein, including without limitation the Severance Benefits, Employee acknowledges and agrees that Employee is knowingly and voluntarily waiving and releasing all claims Employee has or may have against the Releasees as set forth herein, including, without limitation, all claims arising under the Older Workers’ Benefit Protection Act and the Age Discrimination in Employment Act of 1967 (“ADEA”). Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Release. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee is hereby advised by this writing that: a. Employee should consult with an attorney prior to executing this Release; b. Employee has read the terms of this Release, and understands its terms and effects, including the fact that Employee agreed to release and forever discharge the Company and each of the Releasees, from any claims released in this Release; c. Employee understands that, by entering into this Release, Employee does not waive any claims that may arise after the date of Employee’s execution of this Release, including without limitation any rights or claims that Employee may have to secure enforcement of the terms and conditions of this Release; d. Employee has twenty-one (21) days within which to review and consider this Release; and

Exhibit B-3 e. Employee has seven (7) days following Employee’s execution of this Release to revoke this Release, and this Release shall not become effective until after such revocation period has expired. In the event Employee signs this Release and returns it to the Company in less than the twenty-one (21)-day period identified above, Employee hereby acknowledges that Employee had sufficient time to consider this Release and to consult with counsel, that Employee does not desire additional time and has freely and voluntarily chosen to waive the remainder of such period allotted for considering this Release. This Release will become effective on the eighth (8th) day after Employee signs this Release, so long as it has not been revoked by Employee before that date. Employee acknowledges and understands that revocation of this Release must be accomplished by a written notification to Barrie Stone at bstone@expediagroup.com on or before 5:00 p.m. Pacific time on the seventh (7th) day after this Release is executed by Employee. If Employee revokes this Release in accordance herewith, the Parties acknowledge and agree that the Company shall have no obligation to pay or provide any component of the Severance Benefits to Employee and Employee shall have no rights or interest in or with respect thereto. 3. No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees. [signature page follows]

Exhibit B-4 IN WITNESS WHEREOF, the undersigned has executed this Release on this ___ day of ______________ 2022. ______________________________ Name: Eric Hart